                                                                      EXHIBIT 15

GAINSCO, INC.
Dallas, Texas


Ladies and Gentlemen:

Re: Registration Statement Nos. 33-48634 and 33-37070

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated May 9, 2003, related to our review of interim financial information.

Pursuant to Rule 436(c) under Securities Act of 1933, such report is not considered part of a registration statement prepared of certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                            Very truly yours,

                                            /s/ KPMG LLP
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                                            KPMG LLP

Dallas, Texas
May 9, 2003